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                                                                   Exhibit 23(c)
                                                                   -------------

 INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of CP&L Energy, Inc. on Form S-3 of our report dated February 8, 2000, except for Note 2, as to which the date is March 3, 2000, appearing in the Annual Report on Form 10-K of Carolina Power & Light Company for the year ended December 31, 1999, and to the reference to us under the heading "Experts" in such Registration Statement.


/S/ DELOITTE & TOUCHE LLP


Raleigh, North Carolina
November 14, 2000